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                                                                    Exhibit 10.5

                                 AMENDMENT NO. 1
                             TO CONSULTING AGREEMENT

         The undersigned parties to that certain Consulting Agreement dated on or about May 6, 2000 (the "Agreement"), agree to amend the Agreement as set forth in this Amendment No. 1 to Consulting Agreement (the "Amendment").

1.       AMENDMENTS TO AGREEMENT.

         1.1 NO RIGHT IN CONSULTANT TO TERMINATE. Section 4(a) is deleted in its entirety.

         1.2 ADDITIONAL COMPENSATION. As consideration for the deletion of the Consultant's right to terminate the Agreement as set forth in Section 1.1 of this Amendment, the Consultant shall receive as additional compensation a warrant in the form attached as EXHIBIT A (the "Warrant") to purchase an additional 3,370,762 shares of the common stock of the Company (the "Additional Shares") at the per share price of $.25. The Warrant and, if exercised, any Additional Shares purchased pursuant to the Warrant, are in addition to the @Visory Portion described in the Agreement.

         1.3 RIGHT TO REPURCHASE WARRANT AND ADDITIONAL SHARES. The Company shall have the right (the "Repurchase Right"), but no obligation, to repurchase from the Consultant (and/or its transferees) the Warrant and, if the Warrant is exercised, any Additional Shares purchased pursuant to the Warrant, for a repurchase price equal to $.01 per (a) share subject to the Warrant, or (b) Additional Share (the "Repurchase Price"). The Repurchase Right shall be exercised as follows:

                  1.3.1 The Repurchase Price shall be payable in cash or other immediately available U.S. funds.

                  1.3.2 The Company shall exercise the Repurchase Right, at its option, by delivering written notice (the "Repurchase Notice") to the holder(s) of the Warrant and/or any Additional Shares (the "Holder"). The Repurchase Notice shall specify a date (not later than 30 days after the date of the Repurchase Notice) and place for the closing of the repurchase transaction. The Company shall be entitled to receive customary representations and warranties from the Holder (including representations and warranties regarding title held free and clear of all encumbrances).

                  1.3.3 Unless sooner exercised, the Company's Repurchase Right shall expire and terminate automatically upon the effective date of any transaction or series of transactions which results (a) in the sale of all or substantially all of the Company's assets, or (b) in persons or entities which were not, immediately prior to such


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transactions or series of transactions, the beneficial owners of at least 50% of the voting power of the Company owning, directly or indirectly, beneficial ownership of more than 50% of such voting power (if the Company is the survivor of such transactions(s)) or more than 50% of the voting power of the surviving entity (if the Company is not the survivor of such transaction(s)).

2.       DEFINED TERMS.

         Terms that appear in this Amendment with their initial letters capitalized and are not otherwise defined shall have the meanings assigned them in the Agreement unless the context expressly requires otherwise.

3.       NO OTHER AMENDMENTS.

         Except as expressly set forth in this Amendment, the terms and conditions of the Agreement remain in full force and effect.

4.       COUNTERPARTS.

         This Amendment may be executed in counterparts, each of which shall constitute an original document, and both of which together shall constitute the same document.

5.       DATE OF AMENDMENT.

         This Amendment shall be dated and effective as of __________________, 2000.

                                       COMPANY:

                                       COPYRIGHT CONTROL SERVICES, INC.

                                       By:
                                           -------------------------------------
                                           David Powell, Chief Executive Officer

                                       CONSULTANT:

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                                       @VISORY, LLC

                                       By:
                                           -------------------------------------
                                           Paul Bandrowski, Manager